EXHIBIT 21.1

LIST OF SUBSIDIARIES
FACEBOOK, INC.

Andale Acquisition Corporation (Delaware)
Edge Network Services Limited (Ireland)
Facebook Ireland Limited (Ireland)
Facebook Operations, LLC (Delaware)
Pinnacle Sweden AB (Sweden)
Vitesse, LLC (Delaware)